Exhibit 99.1

CORPORATE OFFICE
1100 Cassatt Road, Berwyn, PA 19312

Contact: William J. Burke (610) 889-5249

AMETEK EXPECTS TO REPORT RECORD EARNINGS WHICH ARE ABOVE PRIOR COMPANY GUIDANCE

INCREASES FIRST QUARTER EARNINGS GUIDANCE TO $0.55 — $0.56
PER DILUTED SHARE

—Raises Full Year 2011 Estimate to $2.20 to $2.25 Per Diluted Share—

Berwyn, PA, April 15, 2011 – AMETEK, Inc. (NYSE: AME) today announced it expects its first quarter results to substantially exceed its prior guidance. The Company now expects first quarter diluted earnings per share to be approximately $0.55 to $0.56, up from its previous guidance of $0.46 to $0.48 per diluted share. First quarter sales are expected to be up approximately 29% over the $556.7 million recorded in the first quarter of 2010.

“AMETEK had a strong quarter that surpassed our expectations,” stated Frank S. Hermance, AMETEK Chairman and Chief Executive Officer. “Orders in the quarter were up approximately 37% with broad-based strength evident in most of our markets. This order strength translated into strong top-line performance and, coupled with a lower cost structure, drove the excellent bottom-line performance. Earnings are expected to be significantly above our previous guidance, with diluted earnings per share up 53% to 56% over the first quarter of 2010. These results will establish quarterly records for orders, sales and diluted earnings per share.”

“Our markets overall continue to show excellent growth as evidenced by our strong order input this year. Given the strong first quarter results and our positive outlook for the balance of the year, we have raised our full year 2011 estimated earnings to a range of $2.20 to $2.25 per diluted share, up from our previous guidance of $2.00 to $2.07 per diluted share. Our revised guidance represents a 25% to 28% improvement over 2010,” commented Mr. Hermance.

Earnings for the second quarter are expected to be between $0.53 and $0.55 per diluted share.

Included in both the full year and second quarter guidance is $0.02 per diluted share of costs associated with the performance-based, accelerated vesting of restricted stock, which resulted from a doubling of our stock price since the April 23, 2009 grant date.

—MORE—

AMETEK EXPECTS TO REPORT RECORD EARNINGS WHICH ARE ABOVE PRIOR COMPANY GUIDANCE

A more comprehensive review of first quarter results and the full year 2011 forecast will be discussed in the Company’s first quarter earnings release and conference call scheduled for April 28, 2011.

Conference Call
The Company will Web cast its First Quarter 2011 investor conference call on Thursday, April 28, 2011, beginning at 8:30 AM ET. The live audio Web cast will be available at the Investors section of www.ametek.com and at www.streetevents.com. The call will also be archived at the Investors section of www.ametek.com.

Corporate Profile
AMETEK is a leading global manufacturer of electronic instruments and electro-mechanical devices with annualized sales of $2.9 billion. AMETEK’s Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 and the Russell 1000 Indices.

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are “forward-looking statements.” Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include our ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations; our ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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